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                                                                   Exhibit 10.27


                  CHENIERE ENERGY, INC. 1997 STOCK OPTION PLAN
                                AMENDMENT NO. 1


                  INCREASING NUMBER OF SHARES SUBJECT TO PLAN


     The Company's Board of Directors and stockholders have approved and declared the advisability of amending the Company's 1997 Stock Option Plan to increase the total number of shares subject to the Plan from 950,000 to 1,950,000.

     This Amendment No. 1 hereby changes the first sentence of Article V Section
5.1 to read:
          "Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 1,950,000."

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